EST. 1995

MUSCLE MAKER GRILL®

WE PLAN TO GO PUBLIC!

SEE HOW YOU COULD OWN A PIECE OF MUSCLE MAKER GRILL

LEARN MORE AT MUSCLEMAKERGRILL.COM/INVEST

COMPANY HIGHLIGHTS

1. Over 50 restaurants across 13 states with plans for 35 new locations by 2018
2. Multiple revenue streams, including dine-in, take-out, delivery, catering, meal plans, retail, grab and go kiosks, and food trucks
3. Ranked in the "Future 50" list of the fastest growing small chains in America

DON'T MISS THE CHANCE TO INDICATE YOUR INTEREST TO INVEST BEFORE OUR PLANNED IPO!

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. This poster shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.


EST. 1995
MUSCLE MAKER GRILL®
WE PLAN TO GO PUBLIC!
SEE HOW YOU COULD OWN A PIECE OF
MUSCLE MAKER GRILL
Learn More at
MUSCLEMAKERGRILL.COM/INVEST
The Santa Fe Wrap
with a side of Broccoli

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. This poster shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Muscle Maker Grill
"Testing the Waters"
Facebook Ads

CrowdfundX will run the following ads in parallel with each other in order to A/B test the effectiveness of the ad messaging. The performance of the ads will be tracked through analytics provided by the Facebook tracking pixels. Through this process, the lower performing ads will be stopped, allowing for more budget to be allocated to the higher performing ads.

Ad Set 1	
A1	**B1**
	

Top Copy: See how you could be part of the leading healthy-fast casual restaurant brand in the US.	**Top Copy:** With over 50 locations across the United States, we have a healthy future ahead of us.

Headline: We Intend to Go Public!
Link Description: View the Reg A+ disclaimer here: goo.gl/jsrd7u.

Ad Set 2

A2	B2
	

Top Copy: Muscle Maker Grill has more than healthy food. See what else we have in store!	**Top Copy:** Take a bite out of the healthy restaurant industry with Muscle Maker Grill.

Headline: We Intend to Go Public!
Link Description: View the Reg A+ disclaimer here: goo.gl/jsrd7u.

Ad Set 3

A3	B3
	

LOW CARB OPTIONS
WHOLE WHEAT
FRUIT
GRASS-FED STEAK
SMOOTHIES
BROWN RICE
GLUTEN
FUEL
POWER PASTA
HIGH PROTEIN
FREE

LOW CARB OPTIONS
WHOLE WHEAT
FRUIT
GRASS-FED STEAK
SMOOTHIES
BROWN RICE
GLUTEN
FUEL
POWER PASTA
HIGH PROTEIN
FREE

Top Copy: Partner with Muscle Maker Grill as we aim to transform the future of healthy eating.	**Top Copy:** Muscle Maker Grill is positioned to lead the growing healthy fast-casual restaurant market.

Headline: Indicate Your Interest
Link Description: View the Reg A+ disclaimer here: goo.gl/jsrd7u.

Ad Set 4

A4	B4
	

Top Copy: Your chance to invest in Muscle Maker Grill is almost here.	**Top Copy:** See how you could get your share of the healthy food business through our planned IPO.

Headline: Indicate Your Interest
Link Description: View the Reg A+ disclaimer here: goo.gl/jsrd7u.

Ad Set 5	
A5	B5
	

Top Copy: Partner with us as we race toward a healthier future.	**Top Copy:** Muscle Maker Grill is planning to go public, and you could own a piece of it.

Headline: Indicate Your Interest
Link Description: View the Reg A+ disclaimer here: goo.gl/jsrd7u.